                                                                    EXHIBIT 10.1


                        CORPORATE SEPARATION AGREEMENT

                             ____________________

                               IREX CORPORATION,
                                 ACandS, INC.,
                                 CENTIN, LLC,
                                 SPACECON, LLC

                                      AND

                      SPECIALTY PRODUCTS & INSULATION CO.

                              November ___, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
1.  DEFINITIONS.................................................................................................. 2


2.  SPIN-OFF AND ECP SALE........................................................................................ 2


3.  MANAGEMENT OF THE BUSINESSES................................................................................. 2


4.  FINANCING ARRANGEMENTS....................................................................................... 2


5.  INTERCOMPANY ACCOUNTS........................................................................................ 3


6.  EMPLOYEE BENEFIT PLANS....................................................................................... 3


7.  REAL ESTATE ARRANGEMENTS..................................................................................... 3


8.  COMPUTER SUPPORT............................................................................................. 3


9.  HEALTH INSURANCE............................................................................................. 6


10.  LIABILITY AND WORKER'S COMPENSATION INSURANCE............................................................... 6


11.  BONDS....................................................................................................... 7


12.  TAX AGREEMENTS.............................................................................................. 7


13.  CLOSING BALANCE SHEET AND SETTLEMENT ARRANGEMENTS........................................................... 7


14.  TIME OF PAYMENTS............................................................................................ 8


15.  OTHER SHARED ARRANGEMENTS................................................................................... 9


16.  NO TIME LIMITATIONS ON ADJUSTMENTS.......................................................................... 9


17.  INDEMNIFICATION............................................................................................. 9

16.  NON-COMPETE................................................................................................ 10


19.  OFFSET..................................................................................................... 11


20.   CONFIDENTIALITY........................................................................................... 11


21.  DISPUTE RESOLUTION......................................................................................... 12


22.  ACCESS TO BOOKS AND RECORDS................................................................................ 12


23.  MISCELLANEOUS.............................................................................................. 12

         (a)  Severability...................................................................................... 12
         (b)  No Third Party Beneficiaries...................................................................... 12
         (c)  Incorporation by Reference........................................................................ 12
         (d)  Notices........................................................................................... 13
         (e)  Entire Agreement.................................................................................. 13
         (f)  Governing Law; Jurisdiction....................................................................... 14
         (g)  Amendments, Waivers and Consents.................................................................. 14
         (h)  Effect of Headings................................................................................ 14
         (i)  Counterparts...................................................................................... 14
         (j)  Survival.......................................................................................... 14
         (k)  Assignment........................................................................................ 14

                        CORPORATE SEPARATION AGREEMENT
                        ------------------------------

     THIS CORPORATE SEPARATION AGREEMENT ("Agreement"), made this ______ day of October __, 1998, is between IREX CORPORATION, a Pennsylvania corporation ("Irex"), its wholly owned contracting subsidiaries, ACANDS, INC. a Delaware corporation ("ACandS"), CENTIN, LLC, a Pennsylvania corporation ("CENTIN"), SPACECON, LLC, a Delaware corporation ("Spacecon") (ACandS, CENTIN and Spacecon are collectively referred to herein as the "Contracting Subsidiaries" and Irex, ACandS, CENTIN and Spacecon, as the "Irex Group"), and SPECIALTY PRODUCTS & INSULATION CO., a Pennsylvania corporation ("SPI").

                                  WITNESSETH:

     WHEREAS, Irex is a holding company which owns the Contracting Subsidiaries, which are engaged in the specialty contracting business, and SPI, which is engaged, directly and through its subsidiaries, in the distribution of mechanical insulation and architectural products (the "Distribution Business");

     WHEREAS, the Board of Directors of Irex has determined that it is in the best corporate interest of Irex and its subsidiaries for SPI to operate as an independent company;

     WHEREAS, Irex shall accomplish the separation of SPI (the "Separation") through a tax-free spin-off (the "Spin-off") of 100 percent of the common stock, par value $.01 per share (the "Common Stock"), of SPI to the shareholders of Irex;

     WHEREAS, immediately preceding the Spin-off, SPI shall declare and pay to Irex a special distribution (the "Special Dividend") in the amount of $10,500,000 (which amount shall be paid $7,000,000 in cash and an aggregate principal amount of $3,500,000 of SPI's 10-1/2% Junior Subordinated Notes due
2002) and immediately thereafter shall issue and sell [_____________] shares of Common Stock to Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P. and Evercore Capital Offshore Partners L.P. (the "ECP Sale");

     WHEREAS, the Irex Group and SPI wish to enter various arrangements concerning their operations after the Separation, with such arrangements to be made, to the extent possible, as though they were made on an arms-length basis; and

     WHEREAS, the Irex Group and SPI wish to enter into agreements relating to the Separation, including agreements concerning previous participation in shared or common arrangements and programs.

     WHEREAS, SPI has entered into a Stock Subscription Agreement, dated as of October __, 1998 (the "Subscription Agreement"), by and among Irex, SPI, Evercore Capital Partners

L.P., Evercore Capital Partners (NQ) L.P. and Evercore Capital Offshore Partners L.P. (collectively, "Purchasers"), pursuant to which SPI will sell Common Stock to Purchasers immediately following the Spin-Off.

     NOW, THEREFORE, in consideration of the premises contained herein, and upon the terms and conditions hereinafter set forth, each of the parties, intending to be legally bound, agrees as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
the following meanings:

          (a) "Closing Balance Sheet" shall mean the balance sheet of SPI as of the Closing Date reflecting the Spin-off, the ECP Sale and the Special Dividend and the transactions contemplated herein.

          (b)  "Closing Date" shall mean the closing date of the ECP Sale.

     2.   Spin-off and ECP Sale. The Irex Group and SPI acknowledge and agree
          ---------------------
that considerable cooperation among them will be necessary to effect the Spin-off and the ECP Sale, and the parties agree to use their best efforts to effect such transactions. Irex will pay all ongoing third-party expenses of SPI incurred in connection with the Spin-off and the ECP Sale as they are billed, including attorneys' and accountants' fees and expenses, filing fees, listing fees, printing costs and similar items, and SPI will reimburse Irex for all such third-party expenses of SPI on the Closing Date. The unpaid fees and expenses of Snyder & Co. and Legg Mason Wood Walker Incorporated (not to exceed $625,000 in the aggregate) shall be paid directly by SPI out of the proceeds of the ECP Sale, and SPI shall reimburse Irex for any previous payments by Irex to such investment bankers and financial advisors relating to the Spin-off and IPO.

     3.   Management of the Businesses.  Irex and SPI each acknowledge that the
          ----------------------------
services of employees of the other party may be necessary after the Closing Date in connection with the transition which will occur as part of the Separation. Thus, each agrees, to the extent possible, to make its employees available to the other in connection with such transition; provided, however, that (a) a party shall not be required to unreasonably disrupt its own business in order to provide such services and (b) to the extent that such services require a significant commitment of an employee's time, the party receiving such service shall reimburse the other party the reasonable value of such services. Neither Irex nor SPI will seek reimbursement for the services of an employee unless it has notified the other of its intention to seek such reimbursement, and of the proposed rate of reimbursement, prior to performance of the services.

     4.   Financing Arrangements.
          ----------------------

          (a) As of the Closing Date, the bank loans, letter of credit commitments, surety agreements and other financial obligations of Irex (collectively, the "Irex Financial

Commitments") shall be the sole responsibility of Irex, and SPI shall have no liability under the Irex Financial Commitments. Irex shall obtain or cause to be obtained all appropriate releases, terminations and satisfactions necessary to fully release SPI from any and all liability in connection with the Irex Financial Commitments from and after the Closing Date, including, without limitation, under any guaranties, liens or security interests SPI may have previously given, executed or granted in connection with the Irex Financial Commitments.

          (b) SPI shall be responsible for all funding arrangements relating to its business beginning as of the Closing Date and Irex shall have no liability in connect ion with such arrangements.

     5.   Accounts Receivable. Irex and SPI shall establish separate bank
          -------------------
deposit accounts prior to the Closing Date. Notwithstanding any other provision of this Agreement, if the Irex Group or SPI receives payment on an account receivable of the other, it shall advise the other of such receipt within one
(1) business day of learning of the receipt, and shall remit payment to the other within three (3) business days.

     6.   Employee Benefit Plans.
          ----------------------

          Obligations concerning employee benefit plans shall be governed by the Benefits Sharing Agreement, dated as of the date hereof, between Irex and SPI (the "Benefits Sharing Agreement")..

     7.   Real Estate Arrangements.
          ------------------------

          (a) From and after the Closing Date, SPI shall be entitled to continue to occupy and use the premises presently occupied and used by SPI located at 265 Harrisburg Avenue, Lancaster, Pennsylvania pursuant to the lease agreement between Irex and SPI dated December 30, 1992, as amended, which Lease shall continue in full force and effect in accordance with the terms and conditions thereof.

          (b) As of the Closing Date, SPI shall have vacated, and thereafter shall have no right to occupy, any of Irex's premises located on Lime Street, in Lancaster, Pennsylvania.

     8.   Computer Support. Subject to Section 8(l), Irex has provided, and
          ----------------
continues to provide, SPI with use of, access to and support for certain computer resources consisting of: (i) Irex's computer mainframe and related equipment and notes server, both out-sourced and in-sourced; (ii) Irex's JDEdwards software applications, its communications software allowing remote access to the JDEdwards system, its Lotus Notes server software and other related software, both out-sourced and in-sourced; and (iii) programming and communication services in connection with the software applications provided (collectively, the "Computer System"). Applications available to SPI through the Computer System include, but are not limited to, Address Book, Electronic Mail, Accounts Receivable, Accounts Payable, General Ledger,

Financial Reporting, Payroll, Fixed Assets, Inventory Management, Sales Order Processing, Sales Analysis, Purchasing and Human Resources. For the period provided for in this Agreement (the "Service Period"), Irex will continue to provide SPI with such use, access and support, provided that Irex may outsource hardware, software or support services currently provided in-house at its sole discretion; provided further, that any such outsourcing shall meet the standard
            -------- -------
set forth in Section 8(a) below. SPI will comply with the non-financial terms, such as confidentiality obligations, of Irex's agreements with Computer System vendors during the Service Period.

          (a) During the Service Period, Irex warrants to SPI that the response time, service specifications, and operating capacity of the Computer System will be similar or better in all material respects than that available to SPI prior to the Closing Date. To the extent that the vendor of the frame relay network which Irex is installing provides Irex with guarantees concerning improved response time, Irex will provide those guarantees to SPI.

          (b) In the event that the Computer System at any time fails to operate according to the warranted response time, service specifications or operating capacity, Irex will employ its reasonable best efforts to timely address the problem, giving due regard to the impact on SPI's business. Irex, however, shall not be responsible for any loss to SPI resulting from failure of the Computer System to operate according to warranty. Irex shall provide SPI with the benefit of all representations, warranties and indemnities received by SPI from software vendors and suppliers. SPI's sole remedy for such failure shall be the correction of the failure and a reduction in its payments to Irex for Computer Systems Costs (as defined herein) for the period of failure.

          (c) In no event shall Irex be responsible for consequential or incidental damages in connection with the Computer System. Irex shall make available to SPI, or, if necessary, assert on behalf of SPI, any claim which may be available against any Irex vendor for deficiencies in the service provided to SPI, provided that SPI shall pay the cost of asserting such claim.

          (d) During the Service Period, Irex shall (i) make available to SPI any upgrades which Irex determines to accept or acquire from its vendors concerning the Computer System, (ii) include SPI in the evaluation process of any enhancements, modifications or new releases announced by its software vendors, including access to the test environment prior to implementation thereof, and (iii) give reasonable consideration to the interests of SPI in making upgrade decisions. Irex will upgrade to all new releases, modifications or enhancements necessary to maintain support from the vendor thereof.

          (e)  As compensation for the services provided by Irex under this
Section 8, SPI will pay Irex, on a monthly basis, (i) a pro rata share of Irex's Computer System Costs (as defined herein) incurred in connection with services provided by World Technology Services LLD ("WTS") or JDEdwards, and (ii) fifty percent of Irex's remaining Computer System Costs. The pro rata share of WTS and JDEdwards costs will be based on the ratio of SPI "concurrent users"

(as defined by Irex's agreements with such vendors) to total "concurrent users." In the event that a dispute arises concerning the amount of Computer System Costs chargeable to SPI, Irex will continue to provide the computer services specified in this Agreement while the dispute resolution procedure is pending. Notwithstanding the foregoing, in the event SPI requests a service or upgrade which Irex can reasonably obtain or provide but which Irex will not use, Irex shall obtain or provide such service or upgrade and SPI shall pay the full cost of such upgrade or service.

          (f) Subject to Section 8(h), "Computer System Costs" shall mean all costs incurred for the services of WTS or a replacement vendor of IBM AS 400 services, all costs for the use of JDEdwards software, and all other costs attributable to operation of the MIS function as determined by the Irex accounting system on a basis consistent with that used to allocate MIS costs on the Closing Date, excluding the cost of programmers, whether in-house or third party, except to the extent any programmer's time is attributable to work substantially beneficial to both Irex and SPI, and excluding the cost of telecommunications for field locations.

          (g) SPI will also pay to Irex on a monthly basis the actual cost of all programmers' time and field telecommunication costs attributable to its projects or its locations. In-house programmers' time will be quoted to SPI at hourly rates reasonably reflecting the compensation and overhead attributable to each programmer. Third-party programmers' time, other than time included within Computer System Costs, and field telecommunication costs will be charged at invoiced cost. Programmers' time will not be charged to SPI unless it has been authorized in writing by an individual designated by SPI to Irex as having the responsibility to authorize such time. SPI will also reimburse Irex for the cost of the materials, equipment and software purchased at SPI's request for use at SPI's locations in connection with the Computer System. Costs chargeable to SPI will not be included in Computer System Costs.

          (h) Notwithstanding anything to the contrary contained herein, if at any time during the Service Period, Irex and SPI are required to obtain separate licenses from JDEdwards, each party will thereafter pay the JDEdwards fees attributable to its own license, and JDEdwards fees shall thereafter be excluded from Computer System Costs.

          (i) Irex will acquire and maintain all software licenses necessary to permit SPI's use of the Computer System, provided, however, that the actual cost of any additional hardware required by SPI at field locations after the Closing Date, and any software licenses required for installation of software directly in such field units will be paid for by SPI.

          (j) The parties understand and agree that the existing Computer System is set up to service the number of field locations and volume of business being performed by SPI, Irex, and other Irex subsidiaries as of the Closing Date. In the event that SPI grows to the extent that the existing Computer System must be significantly reconfigured to handle this growth, the pricing provided for herein will be renegotiated to more fairly and accurately account for such changed circumstances.

          (k) Irex understands that the software which WTS will use and the JDEdwards upgrade Irex will install during 1998 are Year 2000 compliant, and will resolve any remaining Year 2000 problems in the Computer System which are not related to specific PC's or PC software. Irex will make available to SPI the benefit of any Year 2000 warranties and certifications it receives from WTS, JDEdwards and other vendors.

          (l) The terms of this Section 8 (the "Computer Services Agreement") shall extend for three (3) years from the Closing Date, provided that SPI shall
                                                        -------- ----
be entitled to terminate this Computer Services Agreement at any time after 18 months after the Closing Date upon six months prior written notice. If SPI desires to continue with this Computer Services Agreement after the third Service Period year, Irex and SPI will attempt in good faith to negotiate an extension, provided that SPI will give Irex notice at least six months prior to the end of the term whether or not it desires to negotiate such an extension.

     9.   Health Insurance.  For periods prior to the Closing Date, Irex has
          ----------------
maintained health insurance programs covering employees of both Irex and its subsidiaries, including SPI. The cost of these programs is determined in part by the actual cost of claims, for which Irex receives periodic bills or credits. SPI and Irex will share the costs and expenses of such programs as determined in Sections 4.1(b) and 4.1(c) of the Benefits Sharing Agreement.

     10.  Liability and Worker's Compensation Insurance
          ---------------------------------------------

          (a) Irex is the lead named insured on policies of liability insurance (including general liability, automobile liability and worker's compensation insurance) providing coverage for periods prior to the Closing Date for which Irex's subsidiaries, including SPI, are also named insureds. The cost of these programs is determined in part by the actual paid or incurred cost of claims. After the Closing Date, Irex will provide administration for these policies.

          (b) SPI will reimburse Irex for any increased cost after the Closing Date associated with these policies which is attributable to SPI claims, and Irex will refund to SPI any decreased cost after the Closing Date associated with these policies which is attributable to SPI claims. These programs require letters of credit or other collateral for unfunded incurred losses and unfunded incurred but not reported losses ("IBNR"). SPI will also reimburse Irex for the cost of any collateral required by unfunded SPI incurred losses and IBNR related to SPI losses. Irex will keep SPI advised concerning the handling of SPI claims, and will offer to SPI the exercise of settlement authority over SPI claims, to the extent such authority is available to Irex under the policies. Irex will not authorize settlement of any claims, the costs of which would be reimbursable by SPI hereunder, in an amount exceeding the claims handler's authority established in their existing Service Contracts without the approval of SPI. Nothing contained in this section will require SPI to pay any claim or costs for which it is indemnified pursuant to Section 17 herein.

     11.  Bonds. Irex and SPI currently maintain bonds through a bonding program
          -----
which provides bonding capacity for Irex and its subsidiaries, including SPI. After the Closing Date, SPI will make required payments relating to the renewal of bonds obtained for the benefit of SPI ("SPI Bonds") and the members of the Irex Group will make required payments relating to the renewal of bonds for any of them. Each of SPI and the Irex Group will use commercially reasonable best efforts to implement separate and distinct bonding programs, independent of the other. To the extent any member of the Irex Group is liable for any payment made on an SPI Bond or SPI is liable for any payment made on an Irex bond or bond of any other Irex subsidiary, the party for whose benefit the bond was obtained shall indemnify the other party for any payments made on such bonds. Credits received on bond premiums paid prior to the Closing Date will be returned to the company for which the bond was obtained promptly, and in no event less than ten
(10) days after such credit is received.

     12.  Tax Agreements. Obligations of the parties with respect to taxes shall
          --------------
be governed by the Tax Sharing and Indemnification Agreement, dated as of the date hereof, between Irex and SPI.

     13.  Closing Balance Sheet and Settlement Arrangements.
          -------------------------------------------------

          (a) Prior to the Closing Date, but in no event more than three business days prior to the Closing Date, the parties shall jointly prepare an estimate of the inter-company accounts among the parties hereto, including, but not limited to all amounts due between the parties as a result of the Special Dividend, the Spin-off, the ECP Sale and any inter-company accounts receivable (other than accounts receivable not yet due and payable in accordance with customary terms between the parties) (the "Estimated Inter-company Accounts Statement"), as of the Closing Date. Such Estimated Inter-Company Accounts Statement shall show the net inter-company liability (or receivable) owed by SPI to the Irex Group (or from the Irex Group to SPI) (the "Estimated Net Inter-Company Amount") and will be prepared in accordance with the accounting policies and practices (the "Accounting Principles") used to prepare the Balance Sheet (as defined in the Subscription Agreement). If the Estimated Net Inter-company Amount is reflected as a liability of SPI to the Irex Group, then SPI shall, on the Closing Date, pay such amount to Irex. If the Estimated Net Inter-company Amount is reflected as a receivable of SPI from the Irex Group, the Irex Group shall, on the Closing Date, pay such amount to SPI.

          (b) Promptly after the Closing Date, and in any event not later than thirty (30) days following the Closing Date, Irex shall prepare and deliver to SPI a statement of the inter-company accounts among the parties hereto, including, but not limited to all amounts due between the parties as a result of the Special Dividend, the Spin-off, the ECP Sale and any inter-company accounts receivable (other than accounts receivable not yet due and payable in accordance with customary terms between the parties) (the "Inter-company Accounts Statement") as of the Closing Date. Such Inter-Company Accounts Statement shall show the net inter-company liability (or receivable) owed by SPI to the Irex Group (or from the Irex Group to SPI)

(the "Net Inter-Company Amount") and will be prepared in accordance with the Accounting Principles.

          (c) After preparation of the Inter-company Accounts Statement, Irex shall deliver the Inter-Company Accounts Statement to SPI and to SPI's accountants (which firm shall be designated in writing to Irex prior to the Closing Date) for review and SPI and SPI's accountants may make inquiries of Irex and its accountants regarding questions concerning or disagreements with the Inter-company Accounts Statement arising in the course of such review. SPI and SPI's accountants shall complete their review of the Inter-company Accounts Statement within thirty (30) days of the delivery of the Inter-company Accounts Statement to SPI and SPI's accountants. Promptly following completion of its review, SPI shall submit to Irex a letter regarding its concurrence or disagreement with the accuracy of the Inter-company Accounts Statement. Unless SPI delivers a letter disagreeing with the accuracy of the Inter-company Accounts Statement within such thirty (30) day period, the Inter-company Accounts Statement shall be binding upon the parties. Following delivery of such letter, if SPI shall disagree as to the computation of any item in the Inter-company Accounts Statement, Irex and SPI shall attempt promptly to resolve such disagreement in good faith. If a resolution of such disagreement has not been effected within fifteen (15) days (or longer, as mutually agreed by the parties) after delivery of such letter, Irex and SPI shall submit such disagreement to an accounting firm (independent of Irex and SPI) jointly selected by Irex and SPI. The determination of such firm with respect to such disagreement and the accuracy of the Inter-company Accounts Statement as a result shall be completed within 120 days of the Closing Date and may be challenged only pursuant to
Section 21 hereof. The fees, costs and expenses of the independent accounting firm selected in the event of a dispute shall be shared equally by Irex and SPI.

          (d) If the Net Inter-company Amount, as finally determined pursuant to Sections 13(c) and 21, reflects a liability of SPI to the Irex Group (after taking into account all payments made by SPI to Irex or by Irex to SPI, as the case may be, pursuant to Section 13(a)), then SPI shall be obligated to pay to Irex the amount of any such liability with five (5) business days after the final determination of the Net Inter-company Amount by wire transfer of immediately available funds to an account designated in writing by Irex. If the Net Inter-company Amount, as finally determined pursuant to Sections 13(c) and 21, reflects a receivable from the Irex Group payable to SPI (after taking into account all payments made by SPI to Irex or by Irex to SPI, as the case may be, pursuant to Section 13(a)), then Irex shall be obligated to pay to SPI the amount of any such liability within five (5) business days after the final determination of the Net Inter-company Amount by wire transfer of immediately available funds to an account designated in writing by SPI.

     14.  Time of Payments. Unless otherwise specified herein, all payments
          ----------------
required of either party herein other than those relating to intercompany account adjustments, or the Special Dividend, or the payment of expenses associated with the Spin-off and the ECP Sale will be made within 30 days of the date invoiced or otherwise requested. Amounts to be credited shall be paid within 30 days of the date a refund is actually received, if from a third party, or the date the amount of the credit is determined, if internal to SPI or the Irex Group. The foregoing, however, shall not apply to payments or credits for materials purchased by the Contracting Subsidiaries from SPI after the Closing Date, it being understood and agreed that such purchases are outside the scope of this agreement and will be independently provided for.

     15.  Other Shared Arrangements. The parties agree that, with respect to any
          -------------------------
other shared or common arrangements which have not been identified and addressed herein by the parties as of this date, they shall use their best efforts to resolve such matters in a manner reasonably acceptable to the parties hereto and consistent with the arrangements set forth herein.

     16.  No Time Limitations on Adjustments. The provisions herein pertaining
          ----------------------------------
to payments or credits for increased or decreased costs relating to liability insurance, and health insurance will continue indefinitely, so long as any claims covered by this Agreement are open.

     17.  Indemnification.
          ---------------

          (a) SPI shall indemnify, hold harmless and defend Irex and the Contracting Subsidiaries from any and all damages, loss, liability, cost or expense, including attorneys fees, arising from or related to: (i) business conducted by SPI on or after January 1, 1982; and (ii) the breach by SPI of any representation, warranty or covenant of this Agreement, subject to any limitations provided for herein.

          (b) Each member of the Irex Group shall jointly and severally indemnify, hold harmless and defend SPI from any and all loss, liability, cost or expense, including attorneys' fees, arising from or related to (i) business conducted by any of them at any time; (ii) any business conducted by any party (or its predecessors in interest) to this Agreement prior to January 1, 1982; and (iii) the breach by any of them of any representation, warranty or covenant of this agreement, subject to any limitations provided for herein. Without limiting the generality of the foregoing, each member of the Irex Group shall indemnify, hold harmless and defend SPI from any and all damages, loss, liability, cost or expense, including attorneys' fees, arising from or relating to the installation, sale, use, handling or removal of asbestos-containing products by any member of the Irex Group at any time and any liability any member of the Irex Group has assumed concerning the sale, use handling or removal of asbestos containing products. The parties agree that any asbestos-related general liability or product liability claim against SPI shall be included within this indemnity unless the claim is based on meritorious allegations which constitute a Section 3.20(f) Breach (as defined in the Subscription Agreement) or is based only on allegations which constitute such a breach.

          (c) The party seeking indemnity under this paragraph 17 (the "Indemnified Party") shall provide the party from which indemnity is sought (the "Indemnifying Party") with prompt notice of any notice, demand, claim, suit or proceeding which may result in an indemnity obligation ("Indemnified Claim"). Upon receipt of such notice, the Indemnifying Party shall immediately undertake the defense of such Indemnified Claim, and pay all out of pocket costs and expenses associated therewith. The Indemnifying Party shall keep the Indemnified Party informed of all developments concerning the Indemnified Claim, and shall afford the Indemnified Party the opportunity, at the Indemnified Party's expense, to associate counsel in the defense of the Indemnified Claim if it so chooses. The Indemnified Party shall provide the Indemnifying Party with any necessary cooperation in the defense of the Indemnified Claim. So long as it agrees to make prompt payment, the Indemnifying Party may settle, compromise or resolve the Indemnified Claim for any amount which it determines appropriate. No delay in giving notice shall relieve a party of any liability hereunder unless the party is materially and adversely affected by the delay.

          (d) Nothing contained in subparagraph (a) and (b) above shall affect the obligation of SPI, for warranties for materials sold by SPI to the Contracting Subsidiaries. The warranties shall be as provided at the time of sale, and shall be unaffected by this agreement.

     18.  Non-Compete; Non-Solicitation. (a) For a period of five (5) years from
          -----------------------------
the Closing Date, the Irex Group, and any business or entity owned or controlled in whole or in part by any of them shall not distribute any mechanical insulation, acoustical ceiling, passive fire protection and related or ancillary products in competition with SPI, and SPI and any business or entity owned or controlled by it in whole or in part shall not engage in any insulation contracting, interior finish contracting, asbestos, lead or hazardous material abatement contracting, or any related specialty contracting in competition with any member of the Irex Group. It shall not be a violation of this agreement for any member of the Irex Group to continue any resale of materials which it is conducting on the Closing Date from the same location and on the same scale, or to make incidental or opportunistic sales of materials. The parties agree that remedies at law are inadequate for a breach of this provision, and that, in addition to any other available remedies, the party seeking to enforce this provision may obtain an injunction against any breach hereof.

          (b) For the period of three (3) years from the Closing Date, no member of the Irex Group shall, without the prior written consent of SPI, employ, solicit for employment or otherwise contract for the services of any employee of SPI or any of its Affiliates (as defined below) at the time of this Agreement, or who shall subsequently become an employee of SPI or any of its Affiliates. For the period of three (3) years from the Closing Date, SPI shall not, without the prior written consent of Irex, employ, solicit for employment or otherwise contract for the services of any employee of the Irex Group or any of its Affiliates at the time of this Agreement, or who shall subsequently become an employee of a member of the Irex Group or any of its Affiliates. Notwithstanding the foregoing, no party hereto shall be prohibited from employing a person employed by another party hereto (or any Affiliate of such party) if (x) such person responds to a general solicitation, by newspaper advertisement or other means, which is not targeted solely at employees of such other party or (y) such person has previously ceased to be employed by such other party (or Affiliate of such party ) under circumstances which did not involve a violation of this agreement.

          (c) For the purposes of this Section 18, the term "Affiliate" shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, such person or entity. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

     19.  Offset. In the event that any member of the Irex Group fails to pay an
          ------
obligation to SPI when due, SPI may offset any sum which it owes to any member of the Irex Group against the unpaid obligation. In the event that SPI fails to pay an obligation to any member of the Irex Group when due, any member of the Irex Group may off set any sum which it owes SPI against the unpaid obligation.

     20.  Confidentiality.  (a)  Each of the parties, for itself and all of its
          ---------------
present or future Affiliates, hereby agrees that it and all present and future Affiliates will not in any manner, directly or indirectly, singly or jointly, intentionally or negligently disclose to any unauthorized party any Confidential Proprietary Information of the other party. "Confidential Proprietary Information" shall mean confidential information including, without limitation, trade secrets, client lists and other confidential and proprietary client information, marketing and business plans, pricing methods, methods of recruiting procedures, innovative techniques and other confidential and proprietary information of the other party. For the purposes of the foregoing, Confidential Proprietary Information shall not include:

               (i) information which is or becomes generally available to the public other than as a result of a disclosure by a party;

               (ii) information which was already known to a party on a nonconfidential basis prior to being furnished to a party by another party;

               (iii) information independently developed by a party; or

               (iv) information which becomes available to a party on a nonconfidential basis from another source if such source was not known to such party to be subject to any prohibition against transmitting the information.

          (b) If any of the parties hereto or any agent or representative of any such party (a "Recipient Party"), is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), to disclose any Confidential Proprietary Information of another party hereto, such party shall notify the party to whom such Confidential Proprietary Information belongs so that such party may promptly seek an appropriate protective order and/or take any other action to protect the confidentiality of such Confidential Proprietary Information. In the event that such a protective order is not obtained or that the party to which such Confidential Proprietary Information belongs waives compliance with this Section, (i) the Recipient Party may disclose to the tribunal or other person only that portion of the Confidential Proprietary Information as the Recipient Party is advised by its counsel is legally required to be disclosed and shall use its best efforts to obtain assurances that such Confidential Proprietary Information shall be treated confidentially and (ii) the Recipient party shall not be liable for such disclosure unless such disclosure to such tribunal or other person was caused by or resulted from, a previous disclosure by such Recipient Party which was not permitted pursuant to this Agreement.

     21.  Dispute Resolution. All controversies or claims arising out of or
          ------------------
relating to this Agreement shall be settled in the first instance by non-binding mediation between the parties using mutually agreeable professional mediation services. Failing a resolution through mediation, the parties may bring a judicial proceeding concerning such dispute solely in the courts of the Commonwealth of Pennsylvania located in the County of Lancaster or in the United States District Court for the Eastern District of Pennsylvania. By execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement. The interpretation and construction of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     22.  Access to Books and Records.  Subject to the provisions of Section 20
          ---------------------------
herein, each party shall grant the other party reasonable access to its books and records during regular business hours to allow the other party to provide services under this Agreement, file tax returns, conduct litigation, or for any other legitimate purpose. Irex will grant SPI such access to books and records of Irex pertaining to insurance policies and programs, tax returns, computer services and other relevant matters as is necessary for SPI to verify the accuracy of billings to SPI pursuant to this Agreement.

     23.  Miscellaneous.
          -------------

          (a)  Severability. If any provision of this Agreement is held invalid
               ------------
or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or had not been included herein, as the case may be.

          (b)  No Third Party Beneficiaries. Neither this Agreement nor any
               ----------------------------
provisions set forth herein is intended to, nor shall, create any rights nor confer any benefits upon any person other than the parties hereto.

          (c)  Incorporation by Reference. The Exhibits to this Agreement
               --------------------------
constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference. The text of the Exhibits shall prevail over the description of such documents or the provisions hereof in this Agreement.

          (d)  Notices. All notices, demands, consents or other communications
               -------
required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered, when sent by registered or certified mail, return receipt requested, postage prepaid, or when sent via prepaid overnight courier, addressed to their respective addresses as set forth below or to such other place as the parties hereto shall specify by notice to the other parties hereto given in the manner required above. Any notice, demand, consent or other communication given hereunder in the manner required above shall be deemed to have been effected and received as of the date hand-delivered or, if mailed, three days after the date so mailed, or if sent via overnight courier, the next business day.

     If to any member of the Irex Group:   Irex Corporation
                                           120 North Lime Street
                                           Lancaster, PA  17608
                                           Attn:  W.K. Liddell,
                                           President and Chief Executive Officer

     With a copy to:                       James E. Hipolit, Esquire
                                            Sr. Vice President & General Counsel
                                           Irex Corporation
                                           120 North Lime Street
                                           P. O. Box 1268
                                           Lancaster, PA 17603

     If to SPI:                            Specialty Products & Insulation Co.
                                           1097 Commercial Avenue
                                           P. O. Box 576
                                           East Petersburg, PA  17520-0576
                                           Attn:  Ronald L. King, President

     With a copy to:                       Wanda S. Whare, Esquire
                                           Corporate Counsel
                                           Specialty Products & Insulation Co.
                                           1097 Commercial Avenue
                                           P. O. Box 576
                                           East Petersburg, PA  17520-0576

          (e)  Entire Agreement. All prior negotiations, discussions and
               ----------------
agreements of, by and between the parties and/or their representatives, concerning the subject matter hereof, whether in writing or by parol, are herein merged and engrossed, and except for this Agreement and the Benefit Sharing Agreement and Tax Sharing and Indemnification Agreements and other agreements, documents and instruments contemplated hereby and thereby, there are and shall be no other agreements and/or understandings by the parties other than as contained herein or therein or in a subsequent amendment or rider executed by the parties with all of the formalities hereto. All prior written or oral contracts, agreements or arrangements between Irex and SPI with regard to management or administrative services (to the extent such agreements are not contained herein) are hereby terminated.

          (f)  Governing Law; Jurisdiction. This Agreement shall be governed by,
               ---------------------------
and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, as from time to time constituted and without regard to the conflicts of laws principles thereof. Subject to Section 21, the parties agree that any action brought in connection with this Agreement shall be maintained only in the Court of Common Pleas of Lancaster County or the United States District Court for the Eastern District of Pennsylvania, or a court to which an appeal from any such court could be taken. The parties consent to the exclusive personal jurisdiction of such courts for all such purposes.

          (g)  Amendments, Waivers and Consents. Any provision in this Agreement
               --------------------------------
to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, with the written consent of the parties hereto.

          (h)  Effect of Headings. The section headings contained herein are for
               ------------------
convenience of reference only and in no way shall they be held to nor shall they affect the construction hereof.

          (i)  Counterparts. This Agreement may be executed in counterparts, all
               ------------
of which together shall constitute a single agreement.

          (j)  Survival. All agreements made by the parties in this Agreement,
               --------
or in any certificates or other documents delivered pursuant hereto, shall survive the Closing Date.

          (k)  Assignment. This Agreement shall not be assignable by either
               ----------
party without the prior written approval of the other party. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Corporate Separation Agreement the day and year first above written.

                                   IREX CORPORATION


                                   By:________________________________________

Attest:____________________
           Secretary

                                   ACANDS, INC.


                                   By:________________________________________


Attest:____________________
           Secretary

                                   CENTIN, LLC


                                   By:________________________________________


Attest:____________________
           Secretary

                                   SPACECON, LLC


                                   By:________________________________________


Attest:___________________
           Secretary

                                   SPECIALTY PRODUCTS &
                                    INSULATION CO.


                                   By:________________________________________


Attest:____________________
           Secretary